                                                                    EXHIBIT 32.2

                 CERTIFICATION PURSUANT TO 18 U.S.C. SEC. 1350

     The undersigned officer of ALLIED HEALTHCARE PRODUCTS, INC. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                                  /s/ DANIEL C. DUNN
                                          --------------------------------------
                                                      Daniel C. Dunn
                                             Vice President, Chief Financial
                                                   Officer & Secretary

September 27, 2004